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                                                                    EXHIBIT 23.2


                       Consent of Independent Accountants
                       ----------------------------------



The Board of Directors
Philadelphia Suburban Corporation:


We consent to incorporation by reference in this Registration Statement on Form S-3 of Philadelphia Suburban Corporation of our report dated January 31, 2000, relating to the consolidated balance sheet and statement of capitalization of Philadelphia Suburban Corporation and subsidiaries as of December 31, 1999 and the related consolidated statements of income and comprehensive income and cash flow for each of the years in the two-year period ended December 31, 1999, which report is included in the December 31, 2000 Annual Report on Form 10-K of Philadelphia Suburban Corporation which is incorporated by reference in this Registration Statement on Form S-3.

We also consent to the reference to our firm under the heading "Experts" appearing in this Registration Statement on Form S-3.


/s/ KPMG LLP


Philadelphia, Pennsylvania
May 24, 2001